UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2023

PARDES BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40067	85-2696306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 250
PMB#052
Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 415-649-8758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 16, 2023, Pardes Biosciences, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MediPacific, Inc., a Delaware corporation (“Parent”), and MediPacific Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for, among other things, (i) the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Merger Sub for all of the Company’s outstanding shares of common stock, par value $0.0001 (the “Common Stock”), for: (A) $2.02 per share of Common Stock (the “Base Price Per Share”), (B) an additional amount of cash of up to $0.17 per share of Common Stock (such amount as finally determined pursuant to the Merger Agreement, the “Additional Price Per Share” and together with the Base Price Per Share, the “Cash Amount”), and (C) one contingent value right (a “CVR”) associated with any future monetization of the Company’s antiviral drug development programs and related assets per share (together with the Cash Amount, the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger. Subject to the terms of the Merger Agreement and CVR Agreement (as defined below), the Offer Price will be paid net of any applicable tax withholding and without interest.

Upon the unanimous recommendation of a Special Committee (the “Special Committee”) of the Company’s Board of Directors (the “Board”), the Board has determined that the terms of the Offer, the Merger and the other transactions are fair to and in the best interests of the Company and the unaffiliated stockholders, approved the execution of the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, recommended that the unaffiliated stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Parent is required to commence the Offer no later than 10 business days after the date of the Merger Agreement. The Offer will expire at one minute after 11:59 p.m., Eastern time, on the date that is 20 business days following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of the Company (other than any shares of Common Stock held in the treasury of the Company, owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of Parent, irrevocably accepted for purchase in the Offer or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, (ii) the vesting of each option to purchase shares of Common Stock from the Company (“Company Options”) shall be accelerated and (A) each Company Option that has an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option, (1) an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the total number of shares of Common Stock subject to such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Cash Amount over the applicable exercise price per share under such In-the-Money Option and (2) one CVR for each share of Common Stock subject thereto and (B) each Company Option that is not an In-the-Money Option will be cancelled for no consideration.

Pursuant to the terms of the Merger Agreement, prior to the closing time of the Offer (the “Offer Closing Time”), each share of the Company’s unvested restricted stock (the “Restricted Shares”) that is then outstanding shall become immediately vested in full. At the Effective Time, each Restricted Share that is then outstanding shall be cancelled and the holder of each such share shall be entitled to receive (i) the Cash Amount, less applicable tax withholding and (ii) one CVR.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn, equals at least a majority of all shares of Common Stock then outstanding owned by stockholders unaffiliated with the Parent; (ii) the Company’s Closing Net Cash (as defined in and determined in accordance with the Merger Agreement) shall be at least $125.0 million as of the expiration of the Offer; (iii) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company

Material Adverse Effect (as defined in the Merger Agreement)), (iv) the Company’s performance in all material respects of its obligations under the Merger Agreement and (v) the other conditions set forth in Exhibit A to the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing or making illegal the consummation of the Merger, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company’s solicitation of alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such alternative business combination transaction, subject to customary exceptions in the event of an acquisition proposal that was not solicited in violation of these restrictions and that the Board or Special Committee determines constitutes or could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement).

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before December 16, 2023. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement in connection with the Company’s entry into an agreement with respect to a Superior Company Proposal, the Company will be required to pay Parent a termination fee of $2.6 million. If Parent terminates the Merger Agreement due to the Company having Closing Net Cash of less than $125.0 million, the Company will be required to pay to Parent an expense reimbursement fee up to a maximum amount of $1.25 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. If the Merger is effected, the Company’s Common Stock will be delisted from The Nasdaq Stock Market LLC and the Company’s obligation to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will terminate, and the Company will be privately held.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Offer Closing Time, the Company expects to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent and a representative, agent and attorney in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments equal to 80% of net proceeds payable, if any, to Parent, the Company or any of their respective affiliates that arise from any license or disposition (each, a “Disposition”) of the Company’s assets associated with the Company’s antiviral drug development programs and related assets as of the Merger closing date (collectively, the “CVR Products”) which Disposition occurs within five years of the Merger closing date (the “Disposition Period”). In the event that a Disposition of CVR Products does not occur within the Disposition Period and no other contingent payment condition is achieved, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. During the Disposition Period, the Company will use commercially reasonable efforts to enter into one or more disposition agreements and effectuate the completion of the transactions contemplated thereby as promptly as practicable, subject to certain limitations set forth therein.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The form of CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.

Guaranty

Concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and the CVR Agreement, Foresite Capital Opportunity Fund V, L.P., Foresite Capital Fund V, L.P. and FS Development Holdings II, LLC, affiliates of Parent, have duly executed and delivered to the Company a limited guaranty (the “Limited Guaranty”), dated as of the date of the Merger Agreement, in favor of the Company and the holders of CVRs, in respect of certain of Parent and the Merger Sub’s obligations arising under, or in connection with, the Merger Agreement and CVR Agreement. The obligations under the Limited Guaranty are subject to a cap of $7.5 million under the Merger Agreement and $400,000 under the CVR Agreement.

The foregoing description of the terms of the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the complete text of the Limited Guaranty, which is filed herewith as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2023, the Company and Thomas G. Wiggans, the Company’s Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Wiggans agreed to a 50% reduction in his annualized base salary from $625,000 to $312,500, effective as of July 15, 2023 (the “Reduction”). The Letter Agreement also provides that notwithstanding the Reduction, in connection with any “qualified termination event” under the Company’s Executive Severance Plan, Mr. Wiggans severance benefit under the Executive Severance Plan shall be based upon his annualized base salary in effect immediately prior to the Reduction, including with respect to his annual target bonus.

The foregoing description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, which is filed herewith as Exhibit 10.2.

Item 7.01.	Regulation FD Disclosure

On July 17, 2023, the Company issued a press release announcing the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to the proposed acquisition of the Company by Parent. Such forward-looking statements include, but are not limited to, the ability of the Company and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transactions, the Company’s and Parent’s beliefs and expectations and statements about the benefits sought to be achieved by Parent’s proposed acquisition of the Company, the potential effects of the acquisition on both the Company and Parent, the possibility that the conditions to payments under the CVRs will be met and the possibility of any termination of the Merger Agreement. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. The Company has based these forward-looking statements on current expectations and projections about future events, but there can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders unaffiliated with the Parent will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger and the Offer contemplated thereby may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; the effects of disruption from the transactions contemplated by the Merger Agreement; and the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of any developments and whether the conditions to the closing of the proposed transaction are satisfied on the expected timetable or at all. Additional factors that may affect the future results of the Company are set forth in the Company’s filings with the SEC including the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this Current Report on Form 8-K and in the Company’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Additional Information and Where to Find It

The Offer for the outstanding shares of common stock of the Company referenced in this Current Report on Form 8-K has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of the Company or any other securities. This communication is also not a substitute for the tender offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO and a Transaction Statement on Schedule 13E-3 (“Schedule 13E-3”), and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3.

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND THE SCHEDULES 13E-3 WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

When filed, the Company’s stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement, the Schedules 13E-3 and other filed documents for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Investors page of the Company’s website, www.pardesbio.com, or by contacting the Company at ir@pardesbio.com. In addition, the Company’s stockholders may obtain free copies of the tender offer materials by contacting the information agent for the Offer that will be named in the Tender Offer Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger between the Company, Parent and Merger Sub, dated July 16, 2023.

10.1*	Limited Guaranty, dated July 16, 2023.

10.2#	Letter Agreement between the Company and Thomas G. Wiggans, dated July 16, 2023.

99.1	Press Release of the Company issued July 17, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARDES BIOSCIENCES, INC.

By:	/s/ Thomas G. Wiggans
Name:	Thomas G. Wiggans
Title:	Chief Executive Officer and Chair of the Board of Directors

Date: July 17, 2023